Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
April 22, 2024	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Verizon begins 2024 with strong wireless service revenue growth, solid cash flow and continued momentum in broadband

First quarter performance positions Verizon for
growth and profitability throughout 2024

1Q 2024 Highlights

Consolidated:
•Earnings per share of $1.09, compared with earnings per share of $1.17 in first-quarter 2023; adjusted EPS1, excluding special items, of $1.15, compared with $1.20 in first-quarter 2023.
•Total operating revenue of $33.0 billion, up 0.2 percent from first-quarter 2023.
•Consolidated net income for the first quarter of $4.7 billion, compared to consolidated net income of $5.0 billion in first-quarter 2023, and consolidated adjusted EBITDA1 of $12.1 billion, up from $11.9 billion in first-quarter 2023.

Total Wireless:
•Total wireless service revenue2 of $19.5 billion, a 3.3 percent increase year over year.
•Retail postpaid phone net losses of 68,000, and retail postpaid net additions of 253,000.
•Retail postpaid phone churn of 0.89 percent, and retail postpaid churn of 1.15 percent.

Total Broadband:
•Total broadband net additions of 389,000, including 53,000 Fios Internet net additions.

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•Verizon Business reported 151,000 fixed wireless net additions in first-quarter 2024, their best quarterly result to date.
•11.1 million total broadband subscribers as of the end of first-quarter 2024, including 3.4 million subscribers on fixed wireless. Verizon added more than 3 million broadband subscribers in the last two years.
•Fixed wireless revenue for the first-quarter 2024 was $452 million, up $197 million compared to the prior year period.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) reported first-quarter 2024 results with strong wireless service revenue, solid cash flow, adjusted EBITDA expansion and fixed wireless subscriber base growth.
“Our strong results show that our team is delivering. Our performance in the first quarter sets us up for a successful 2024,” said Verizon Chairman and CEO Hans Vestberg. “We are on track to meet our financial guidance and to deliver positive Consumer postpaid phone net adds for the year. Our fixed wireless subscriber base is continuing to grow rapidly, and our network remains the best in the industry, by far.”
For first-quarter 2024, Verizon reported earnings per share of $1.09, compared with earnings per share of $1.17 in first-quarter 2023. On an adjusted basis1, excluding special items, EPS was $1.15 in first-quarter 2024, compared with adjusted EPS1 of $1.20 in first-quarter 2023.
First quarter 2024 financial results reflected a pre-tax loss from special items of $327 million. This includes the amortization of intangible assets related to Tracfone and other acquisitions of $221 million, and a $106 million charge associated with a litigation matter related to a legacy contract for the production of telephone directories in Costa Rica by a subsidiary of Verizon.
Consolidated results: Verizon delivers on three key metrics: wireless service revenue, adjusted EBITDA and cash flow
•Total consolidated operating revenue in first-quarter 2024 of $33.0 billion, up 0.2 percent from first-quarter 2023. The increase can be attributed to pricing actions implemented in recent quarters, combined with improved operating results offset by a decrease in wireless equipment revenue due to lower upgrade volumes.

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•Total wireless service revenue2 in first-quarter 2024 was $19.5 billion, up 3.3 percent year over year, driven primarily by pricing actions implemented in recent quarters, higher premium price plan adoption, and growth of our fixed wireless subscriber base.
•Cash flow from operations totaled $7.1 billion in first-quarter 2024, down from $8.3 billion in first-quarter 2023.
•First-quarter 2024 capital expenditures were $4.4 billion, compared to $6.0 billion in first-quarter 2023.
•The company ended first-quarter 2024 with free cash flow1 of $2.7 billion, up from $2.3 billion in first-quarter 2023.
•Consolidated net income for first-quarter 2024 was $4.7 billion, compared to consolidated net income of $5.0 billion in first-quarter 2023, and consolidated adjusted EBITDA1 was $12.1 billion, up from $11.9 billion in first-quarter 2023.
•Verizon's total unsecured debt as of the end of first-quarter 2024 was $128.4 billion, a $0.1 billion decrease compared to fourth-quarter 2023, and $3.6 billion lower year over year. The company's net unsecured debt1 at the end of first-quarter 2024 was $126.0 billion. At the end of first-quarter 2024, Verizon's ratio of unsecured debt to net income (LTM) was 10.9 times and net unsecured debt to consolidated adjusted EBITDA ratio1 was 2.6 times.
Verizon Consumer
•Total Verizon Consumer revenue in first-quarter 2024 was $25.1 billion, an increase of 0.8 percent year over year as gains in service revenue were partially offset by declines in wireless equipment revenue.
•Wireless service revenue in first-quarter 2024 was $16.1 billion, up 3.4 percent year over year, driven by growth in Consumer wireless postpaid average revenue per account (ARPA) from pricing actions and continued FWA adoption.
•Consumer wireless retail postpaid churn was 1.03 percent in first-quarter 2024, and wireless retail postpaid phone churn was 0.83 percent.
•In first-quarter 2024, Consumer reported 158,000 wireless retail postpaid phone net losses, representing an improvement of 105,000 from first-quarter 2023 net losses of 263,000, driven by improvements in both gross adds and churn. This represents Verizon Consumer's best first-quarter performance since 2018.
•Consumer postpaid phone gross additions in first-quarter 2024 increased 5.3 percent year over year, driven by the continued success of myPlan and last year's go to market improvements.
•Consumer reported 216,000 wireless retail prepaid net losses in first-quarter 2024. Wireless retail prepaid net losses excluding SafeLink Wireless, Verizon's brand offering access to government-sponsored connectivity benefits and programs, were 131,000.

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•Consumer reported 203,000 fixed wireless net additions and 49,000 Fios Internet net additions in first-quarter 2024. Consumer Fios revenue was $2.9 billion in first-quarter 2024.
•In first-quarter 2024, Consumer operating income was $7.4 billion, an increase of 3.8 percent year over year, and segment operating income margin was 29.4 percent, an increase from 28.6 percent in first-quarter 2023. Segment EBITDA1 in first-quarter 2024 was $10.7 billion, an increase of 3.6 percent year over year. This improvement can be attributed to wireless service revenue growth and lower upgrade volumes. Segment EBITDA margin1 in first-quarter 2024 was 42.6 percent, an increase from 41.5 percent in first-quarter 2023.
Verizon Business
•Total Verizon Business revenue was $7.4 billion in first-quarter 2024, a decrease of 1.6 percent year over year, as increases in wireless service revenue were more than offset by decreases in wireline revenue and wireless equipment revenue.
•Business wireless service revenue in first-quarter 2024 was $3.4 billion, an increase of 2.7 percent year over year. This was driven by continued strong net additions in the quarter for both mobility and fixed wireless, as well as benefits from pricing actions implemented in recent quarters.
•Business reported 178,000 wireless retail postpaid net additions in first-quarter 2024, including 90,000 postpaid phone net additions.
•Business wireless retail postpaid churn was 1.51 percent in first-quarter 2024, and wireless retail postpaid phone churn was 1.13 percent.
•Business reported 151,000 fixed wireless net additions in first-quarter 2024, representing a 10.2 percent increase from first-quarter 2023. This marked their best quarterly result to date.
•In first-quarter 2024, Verizon Business operating income was $399 million, a decrease of 27.6 percent year over year, and segment operating income margin was 5.4 percent, a decrease from 7.4 percent in first-quarter 2023. Segment EBITDA1 in first-quarter 2024 was $1.5 billion, a decrease of 7.2 percent year over year, driven by wireline revenue declines. Segment EBITDA margin1 in first-quarter 2024 was 20.7 percent, a decrease from 22.0 percent in first-quarter 2023.
Outlook and guidance: Verizon is on track to meet financial guidance
The company does not provide a reconciliation for any of the following adjusted (non-GAAP) forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.
For 2024, Verizon continues to expect the following:
•Total wireless service revenue growth2 of 2.0 percent to 3.5 percent.

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•Adjusted EBITDA growth1 of 1.0 percent to 3.0 percent.
•Adjusted EPS1 of $4.50 to $4.70.
•Capital expenditures between $17.0 billion and $17.5 billion.
•Adjusted effective income tax rate1 in the range of 22.5 percent to 24.0 percent.
1 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
2 Total wireless service revenue represents the sum of Consumer and Business segments.
Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed in 2000 and is one of the world’s leading providers of technology and communications services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $134.0 billion in 2023. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, and security.
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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; the impact of public health crises on our operations, our employees and the ways in which our customers use our networks and other products and services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23	% Change

Operating Revenues
Service revenues and other	$27,620	$27,152	1.7
Wireless equipment revenues	5,361	5,760	(6.9)
Total Operating Revenues	32,981	32,912	0.2

Operating Expenses
Cost of services	6,967	7,078	(1.6)
Cost of wireless equipment	5,905	6,426	(8.1)
Selling, general and administrative expense	8,143	7,506	8.5
Depreciation and amortization expense	4,445	4,318	2.9
Total Operating Expenses	25,460	25,328	0.5

Operating Income	7,521	7,584	(0.8)
Equity in earnings (losses) of unconsolidated businesses	(9)	9	*
Other income, net	198	114	73.7
Interest expense	(1,635)	(1,207)	35.5
Income Before Provision For Income Taxes	6,075	6,500	(6.5)
Provision for income taxes	(1,353)	(1,482)	(8.7)
Net Income	$4,722	$5,018	(5.9)

Net income attributable to noncontrolling interests	$120	$109	10.1
Net income attributable to Verizon	4,602	4,909	(6.3)
Net Income	$4,722	$5,018	(5.9)

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.09	$1.17	(6.8)
Weighted-average shares outstanding (in millions)	4,215	4,207

Diluted Earnings Per Common Share(1)
Net income attributable to Verizon	$1.09	$1.17	(6.8)
Weighted-average shares outstanding (in millions)	4,219	4,211
Footnotes:
(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	3/31/24	12/31/23	$ Change

Assets
Current assets
Cash and cash equivalents	$2,365	$2,065	$300
Accounts receivable	26,380	26,102	278
Less Allowance for credit losses	1,061	1,017	44
Accounts receivable, net	25,319	25,085	234
Inventories	2,076	2,057	19
Prepaid expenses and other	8,197	7,607	590
Total current assets	37,957	36,814	1,143

Property, plant and equipment	322,266	320,108	2,158
Less Accumulated depreciation	214,403	211,798	2,605
Property, plant and equipment, net	107,863	108,310	(447)
Investments in unconsolidated businesses	941	953	(12)
Wireless licenses	156,111	155,667	444
Goodwill	22,842	22,843	(1)
Other intangible assets, net	10,835	11,057	(222)
Operating lease right-of-use assets	24,351	24,726	(375)
Other assets	19,258	19,885	(627)
Total assets	$380,158	$380,255	$(97)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$15,594	$12,973	$2,621
Accounts payable and accrued liabilities	20,139	23,453	(3,314)
Current operating lease liabilities	4,282	4,266	16
Other current liabilities	13,616	12,531	1,085
Total current liabilities	53,631	53,223	408

Long-term debt	136,104	137,701	(1,597)
Employee benefit obligations	12,805	13,189	(384)
Deferred income taxes	45,980	45,781	199
Non-current operating lease liabilities	19,654	20,002	(348)
Other liabilities	16,258	16,560	(302)
Total long-term liabilities	230,801	233,233	(2,432)

Equity
Common stock	429	429	—
Additional paid in capital	13,571	13,631	(60)
Retained earnings	84,714	82,915	1,799
Accumulated other comprehensive loss	(1,199)	(1,380)	181
Common stock in treasury, at cost	(3,602)	(3,821)	219
Deferred compensation – employee stock ownership plans and other	421	656	(235)
Noncontrolling interests	1,392	1,369	23
Total equity	95,726	93,799	1,927
Total liabilities and equity	$380,158	$380,255	$(97)

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	3/31/24		12/31/23

Total debt	$151,698		$150,674
Unsecured debt	$128,408		$128,491
Net unsecured debt(1)	$126,043		$126,426
Unsecured debt / Consolidated Net Income (LTM)	10.9	x	10.6	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.6	x	2.6	x
Common shares outstanding end of period (in millions)	4,209		4,204
Total employees (‘000)(3)	104.4		105.4
Quarterly cash dividends declared per common share	$0.6650		$0.6650
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23	$ Change

Cash Flows from Operating Activities
Net Income	$4,722	$5,018	$(296)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,445	4,318	127
Employee retirement benefits	62	54	8
Deferred income taxes	141	331	(190)
Provision for expected credit losses	567	530	37
Equity in losses of unconsolidated businesses, net of dividends received	14	10	4
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(2,531)	(774)	(1,757)
Other, net	(336)	(1,198)	862
Net cash provided by operating activities	7,084	8,289	(1,205)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(4,376)	(5,958)	1,582
Acquisitions of wireless licenses	(449)	(598)	149
Collateral receipts (payments) related to derivative contracts, net	(432)	367	(799)
Other, net	12	79	(67)
Net cash used in investing activities	(5,245)	(6,110)	865

Cash Flows from Financing Activities
Proceeds from long-term borrowings	3,110	504	2,606
Proceeds from asset-backed long-term borrowings	2,510	1,754	756
Net proceeds from short-term commercial paper	2,347	342	2,005
Repayments of long-term borrowings and finance lease obligations	(4,508)	(1,325)	(3,183)
Repayments of asset-backed long-term borrowings	(1,408)	(931)	(477)
Dividends paid	(2,796)	(2,744)	(52)
Other, net	(683)	17	(700)
Net cash used in financing activities	(1,428)	(2,383)	955

Increase (decrease) in cash, cash equivalents and restricted cash	411	(204)	615
Cash, cash equivalents and restricted cash, beginning of period	3,497	4,111	(614)
Cash, cash equivalents and restricted cash, end of period	$3,908	$3,907	$1

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23	% Change

Operating Revenues
Service	$18,998	$18,456	2.9
Wireless equipment	4,490	4,878	(8.0)
Other	1,569	1,523	3.0
Total Operating Revenues	25,057	24,857	0.8

Operating Expenses
Cost of services	4,537	4,432	2.4
Cost of wireless equipment	4,750	5,191	(8.5)
Selling, general and administrative expense	5,089	4,921	3.4
Depreciation and amortization expense	3,309	3,214	3.0
Total Operating Expenses	17,685	17,758	(0.4)

Operating Income	$7,372	$7,099	3.8
Operating Income Margin	29.4%	28.6%

Segment EBITDA(1)	$10,681	$10,313	3.6
Segment EBITDA Margin(1)	42.6%	41.5%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited	3/31/24	3/31/23	% Change

Connections (‘000):
Wireless retail postpaid	93,905	92,192	1.9
Wireless retail prepaid	20,904	22,331	(6.4)
Total wireless retail	114,809	114,523	0.2

Wireless retail prepaid excl. SafeLink	18,717	19,758	(5.3)
Wireless retail postpaid phone	74,561	74,611	(0.1)

Fios video	2,883	3,160	(8.8)
Fios internet	7,025	6,803	3.3

Fixed wireless access (FWA) broadband	2,070	1,140	81.6
Wireline broadband	7,227	7,062	2.3
Total broadband	9,297	8,202	13.4

Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23	% Change

Gross Additions (‘000):
Wireless retail postpaid	2,983	3,210	(7.1)
Wireless retail postpaid phone	1,710	1,624	5.3

Net Additions Detail (‘000):
Wireless retail postpaid	75	321	(76.6)
Wireless retail prepaid	(216)	(351)	38.5
Total wireless retail	(141)	(30)	*

Wireless retail prepaid excl. SafeLink	(131)	(277)	52.7
Wireless retail postpaid phone	(158)	(263)	39.9

Fios video	(68)	(74)	8.1
Fios internet	49	63	(22.2)

FWA broadband	203	256	(20.7)
Wireline broadband	36	46	(21.7)
Total broadband	239	302	(20.9)

Churn Rate:
Wireless retail postpaid	1.03%	1.05%
Wireless retail postpaid phone	0.83%	0.84%
Wireless retail prepaid	4.26%	4.31%
Wireless retail prepaid excl. SafeLink	3.61%	3.72%
Wireless retail	1.62%	1.69%

Revenue Statistics (in millions):
Wireless service revenue	$16,134	$15,599	3.4
Fios revenue	$2,896	$2,889	0.2

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA(1)	$135.75	$130.06	4.4
Wireless retail postpaid upgrade rate	3.1%	4.0%
Wireless retail postpaid accounts (‘000)(2)	32,876	33,034	(0.5)
Wireless retail postpaid connections per account(2)	2.86	2.79	2.5
Wireless retail prepaid ARPU(3)	$31.17	$30.71	1.5
Wireless retail prepaid ARPU(3) excl. SafeLink	$32.26	$32.15	0.3
Footnotes:
(1) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(2) Statistics presented as of end of period.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23	% Change

Operating Revenues
Enterprise and Public Sector	$3,587	$3,787	(5.3)
Business Markets and Other	3,195	3,104	2.9
Wholesale	594	603	(1.5)
Total Operating Revenues	7,376	7,494	(1.6)

Operating Expenses
Cost of services	2,432	2,582	(5.8)
Cost of wireless equipment	1,155	1,234	(6.4)
Selling, general and administrative expense	2,262	2,033	11.3
Depreciation and amortization expense	1,128	1,094	3.1
Total Operating Expenses	6,977	6,943	0.5

Operating Income	$399	$551	(27.6)
Operating Income Margin	5.4%	7.4%

Segment EBITDA(1)	$1,527	$1,645	(7.2)
Segment EBITDA Margin(1)	20.7%	22.0%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited	3/31/24	3/31/23	% Change

Connections (‘000):
Wireless retail postpaid	29,947	28,820	3.9
Wireless retail postpaid phone	18,306	17,703	3.4

Fios video	59	65	(9.2)
Fios internet	389	377	3.2

FWA broadband	1,358	726	87.1
Wireline broadband	458	466	(1.7)
Total broadband	1,816	1,192	52.3

Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23	% Change

Gross Additions (‘000):
Wireless retail postpaid	1,531	1,607	(4.7)
Wireless retail postpaid phone	705	757	(6.9)

Net Additions Detail (‘000):
Wireless retail postpaid	178	312	(42.9)
Wireless retail postpaid phone	90	136	(33.8)

Fios video	(2)	(2)	—
Fios internet	4	4	—

FWA broadband	151	137	10.2
Wireline broadband	(1)	(2)	50.0
Total broadband	150	135	11.1

Churn Rate:
Wireless retail postpaid	1.51%	1.50%
Wireless retail postpaid phone	1.13%	1.16%

Revenue Statistics (in millions):
Wireless service revenue	$3,379	$3,290	2.7
Fios revenue	$311	$307	1.3

Other Operating Statistics:
Wireless retail postpaid upgrade rate	2.5%	2.8%
Footnotes:
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited	3/31/24	3/31/23	% Change

Connections (‘000)
Retail postpaid	123,852	121,012	2.3
Retail prepaid	20,904	22,331	(6.4)
Total retail	144,756	143,343	1.0

Retail prepaid excl. SafeLink	18,717	19,758	(5.3)
Retail postpaid phone	92,867	92,314	0.6
Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23	% Change

Net Additions Detail (‘000)
Retail postpaid phone	(68)	(127)	46.5
Retail postpaid	253	633	(60.0)
Retail prepaid	(216)	(351)	38.5
Total retail	37	282	(86.9)

Retail prepaid excl. SafeLink	(131)	(277)	52.7

Account Statistics
Retail postpaid accounts (‘000)(1)	34,839	34,877	(0.1)
Retail postpaid connections per account(1)	3.55	3.47	2.3
Retail postpaid ARPA(2)	$158.25	$152.27	3.9
Retail prepaid ARPU(3)	$31.17	$30.71	1.5
Retail prepaid ARPU(3) excl. SafeLink	$32.26	$32.15	0.3

Churn Detail
Retail postpaid phone	0.89%	0.90%
Retail postpaid	1.15%	1.15%
Retail prepaid	4.26%	4.31%
Retail prepaid excl. SafeLink	3.61%	3.72%
Retail	1.60%	1.65%

Retail Postpaid Connection Statistics
Upgrade rate	3.0%	3.7%

Revenue Statistics (in millions)(4)
FWA revenue	$452	$255	77.3
Wireless service	$19,513	$18,889	3.3
Wireless equipment	5,361	5,760	(6.9)
Wireless other	1,585	1,515	4.6
Total Wireless	$26,459	$26,164	1.1
Footnotes:
(1) Statistics presented as of end of period.
(2) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(3) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
(4) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
Where applicable, the operating results reflect certain adjustments, including those related to the 3G network shutdowns, migration activity among different types of devices and plans, customer profile changes, and adjustments in connection with mergers, acquisitions and divestitures.

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 12/31/23	3 Mos. Ended 9/30/23	3 Mos. Ended 6/30/23	3 Mos. Ended 3/31/23

Consolidated Net Income (Loss)	$4,722	$(2,573)	$4,884	$4,766	$5,018
Add:
Provision for income taxes	1,353	756	1,308	1,346	1,482
Interest expense	1,635	1,599	1,433	1,285	1,207
Depreciation and amortization expense(1)	4,445	4,516	4,431	4,359	4,318
Consolidated EBITDA	$12,155	$4,298	$12,056	$11,756	$12,025

Add/(subtract):
Other (income) expense, net(2)	$(198)	$807	$(170)	$(210)	$(114)
Equity in losses (earnings) of unconsolidated businesses	9	11	18	33	(9)
Severance charges	—	296	—	237	—
Legacy legal matter	106	—	—	—	—
Verizon Business Group goodwill impairment	—	5,841	—	—	—
Asset rationalization	—	325	—	155	—
Legal settlement	—	100	—	—	—
Business transformation costs	—	—	176	—	—
Non-strategic business shutdown	—	—	158	—	—
	(83)	7,380	182	215	(123)
Consolidated Adjusted EBITDA	$12,072	$11,678	$12,238	$11,971	$11,902
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 3/31/24	12 Mos. Ended 12/31/23

Consolidated Net Income	$11,799	$12,095
Add:
Provision for income taxes	4,763	4,892
Interest expense	5,952	5,524
Depreciation and amortization expense(1)	17,751	17,624
Consolidated EBITDA	$40,265	$40,135

Add/(subtract):
Other expense, net(2)	$229	$313
Equity in losses of unconsolidated businesses	71	53
Severance charges	533	533
Legacy legal matter	106	—
Verizon Business Group goodwill impairment	5,841	5,841
Asset rationalization	480	480
Legal settlement	100	100
Business transformation costs	176	176
Non-strategic business shutdown	158	158
	7,694	7,654
Consolidated Adjusted EBITDA	$47,959	$47,789

Footnotes:
(1) Includes Amortization of acquisition-related intangible assets and a portion of the Non-strategic business shutdown, where applicable.
(2) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	3/31/24		12/31/23		3/31/23

Debt maturing within one year	$15,594		$12,973		$12,081
Long-term debt	136,104		137,701		140,772
Total Debt	151,698		150,674		152,853
Less Secured debt	23,290		22,183		20,835
Unsecured Debt	128,408		128,491		132,018
Less Cash and cash equivalents	2,365		2,065		2,234
Net Unsecured Debt	$126,043		$126,426		$129,784
Consolidated Net Income (LTM)	$11,799		$12,095
Unsecured Debt to Consolidated Net Income Ratio	10.9	x	10.6	x
Consolidated Adjusted EBITDA (LTM)	$47,959		$47,789
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.6	x	2.6	x

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/24				3 Mos. Ended 3/31/23
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.09				$1.17
Amortization of acquisition-related intangible assets	$221	$(56)	$165	0.04	$208	$(53)	$155	0.04
Legacy legal matter	106	(27)	79	0.02	—	—	—	—
	$327	$(83)	$244	$0.06	$208	$(53)	$155	$0.04
Adjusted EPS				$1.15				$1.20
Footnote:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23

Net Cash Provided by Operating Activities	$7,084	$8,289
Capital expenditures (including capitalized software)	(4,376)	(5,958)
Free Cash Flow	$2,708	$2,331

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23

Operating Income	$7,372	$7,099
Add Depreciation and amortization expense	3,309	3,214
Segment EBITDA	$10,681	$10,313
Year over year change %	3.6%

Total operating revenues	$25,057	$24,857
Operating Income Margin	29.4%	28.6%
Segment EBITDA Margin	42.6%	41.5%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/24	3 Mos. Ended 3/31/23

Operating Income	$399	$551
Add Depreciation and amortization expense	1,128	1,094
Segment EBITDA	$1,527	$1,645
Year over year change %	(7.2)%

Total operating revenues	$7,376	$7,494
Operating Income Margin	5.4%	7.4%
Segment EBITDA Margin	20.7%	22.0%